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                                                                      Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A NO. 1 of our report dated February 28, 2000, included in CheckFree Holdings Corporation's Current Report on Form 8-K/A No. 1 dated March 16, 2000, which is a part of the Registration Statement File No. 0-26802. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                         Arthur Andersen LLP


Ann Arbor, Michigan,
  July 7, 2000.